Exhibit 99.1

Contacts:
Media:	Mike Cummins 1.312.614.8412
Investors:	Melissa Napier 1.312.614.8739

HILLSHIRE BRANDS WITHDRAWS RECOMMENDATION OF PENDING

MERGER WITH PINNACLE FOODS

CHICAGO – June 16, 2014 – The Hillshire Brands Company (NYSE: HSH) today announced that its board of directors has unanimously determined to withdraw its recommendation of the pending acquisition of Pinnacle Foods Inc. (NYSE: PF). In light of the previously disclosed $63.00 per share all-cash unilaterally-binding proposal from Tyson Foods, Inc. (NYSE: TSN) to acquire Hillshire Brands, and after consultation with outside legal counsel, the Hillshire Brands board in good faith determined that it would be inconsistent with their duties as directors of Hillshire Brands to fail to withdraw its recommendation of the Pinnacle Foods acquisition. The Hillshire Brands board now recommends a vote against the Pinnacle Foods transaction.

The Hillshire Brands board determined, in consultation with its outside financial and legal advisors, that the Tyson Foods takeover proposal constitutes a Superior Proposal as contemplated by the merger agreement with Pinnacle Foods. That determination means in general terms that the board has determined, in good faith, that the Tyson Foods proposal would, if consummated, result in a transaction that is more favorable to its stockholders from a financial point of view than the Pinnacle Foods acquisition. In accordance with the terms of the Pinnacle Foods agreement, on June 9, 2014, the Hillshire Brands board provided written notice to the board of Pinnacle Foods that it intended to change its recommendation. Upon receipt of that notification, under the terms of the merger agreement with Pinnacle Foods, Pinnacle Foods could propose changes to the merger agreement such that the Tyson Foods offer would no longer constitute a Superior Proposal. Pinnacle Foods made no such proposal.

Under the terms of the merger agreement with Pinnacle Foods, as a result of this change in recommendation, Pinnacle Foods may terminate the merger agreement. The merger agreement provides that if Pinnacle Foods terminates the merger agreement prior to a vote of Hillshire Brands stockholders, Pinnacle Foods may be entitled to receive a termination fee in the amount of $163 million. If Pinnacle Foods elects not to terminate the merger agreement and instead requires Hillshire Brands stockholders to vote on the Pinnacle Foods transaction, and Hillshire Brands stockholders vote to reject it, Hillshire Brands will then be entitled to terminate the merger agreement with Pinnacle Foods, and Pinnacle Foods may be entitled to receive a termination fee in the amount of $43 million followed by an additional $120 million under certain circumstances. Hillshire Brands expects to hold its stockholder meeting as early as August. Hillshire Brands will also have the right to terminate the merger agreement on December 12, 2014, regardless of whether a vote of its stockholders on the Pinnacle Foods merger has taken place by that date. Tyson Foods has announced that its offer will be held open until December 12, 2014.

Hillshire Brands does not yet have the right to terminate the merger agreement with Pinnacle Foods on the basis of the Tyson Foods offer or enter into an agreement with Tyson Foods prior to its termination. There can be no assurance that any transaction will result from the Tyson Foods offer.

Centerview Partners and Goldman, Sachs & Co. are acting as financial advisors to Hillshire Brands, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as its legal advisor.

About The Hillshire Brands Company

The Hillshire Brands Company (NYSE: HSH) is a leader in branded, convenient foods. The company generated approximately $4 billion in annual sales in fiscal 2013, has more than 9,000 employees, and is based in Chicago. Hillshire Brands’ portfolio includes iconic brands such as Jimmy Dean, Ball Park, Hillshire Farm, State Fair, Sara Lee frozen bakery and Chef Pierre pies, as well as artisanal brands Aidells, Gallo Salame and Golden Island premium jerky. For more information on the company, please visit www.hillshirebrands.com.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to certain plans and objectives of Hillshire Brands with respect to the proposed merger with Pinnacle Foods, including expectations regarding timing of the stockholder meeting to consider the issuance of Hillshire stock in the proposed merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the time necessary to obtain required regulatory clearance. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Hillshire Brands’ plans with respect to Pinnacle Foods to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Hillshire Brands assumes no obligation to update the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

Additional Information and Where to Find It

In connection with the proposed merger with Pinnacle Foods, if the merger agreement with Pinnacle Foods is not terminated, Hillshire Brands will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the stockholders of Hillshire Brands and Pinnacle Foods to be filed with the Securities and Exchange Commission (the “SEC”), and each will mail the joint proxy statement/prospectus to their respective stockholders and file other documents regarding the proposed transaction with the SEC. Hillshire Brands and Pinnacle Foods urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the registration statement containing the proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov. These documents can also be obtained (when they are available) free of charge from Hillshire Brands upon written request to the Investor Relations Department, 400 South Jefferson Street, Chicago, Illinois 60607, telephone number (312) 614-8100 or from Hillshire Brands’ website, http://investors.hillshirebrands.com, or from Pinnacle Foods upon written request to the Investor Relations Department, 399 Jefferson Road, Parsippany, New Jersey, 07054, telephone number (973) 434-2924, or from Pinnacle Foods’ website, http://investors.pinnaclefoods.com.

Participants in Solicitation

Hillshire Brands, Pinnacle Foods and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of Hillshire Brands and Pinnacle Foods in respect of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of Hillshire Brands and Pinnacle Foods in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Hillshire Brands’ executive officers and directors in its definitive proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on September 12, 2013. You can find more information about Pinnacle Foods’ executive officers and directors in its definitive proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2014. You can obtain free copies of these documents from Hillshire Brands and Pinnacle Foods using the contact information above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.